EXHIBIT 21.1

                            LIST OF SUBSIDIARIES OF
                              THE YORK GROUP, INC.

                 SUBSIDIARY                            STATE OF INCORPORATION
                 ----------                            ----------------------
Cercueil Lauzie re Inc...............................  New Brunswick, Canada
Sheidow Bronze Corporation...........................  West Virginia
Colonial Guild Trade Company, Inc....................  Delaware
Dixie Vault Company, Inc.............................  Alabama
Dixie Vault Trade Company, Inc.......................  Delaware
Doody Trade Company, Inc.............................  Delaware
Elder Davis, Inc.....................................  Indiana
Elder Davis Trade Company, Inc.......................  Delaware
OMC Industries, Inc..................................  Texas
Puget Sound Casket Co................................  Washington
Star Manufacturing Corporation.......................  Indiana
The Doody Group, Inc.................................  Delaware
The York Children's Foundation.......................  Texas
T.Y.G. Company, Inc..................................  Delaware
T.Y.G. Trade Company, Inc............................  Delaware
T.Y.G. Trade II Company, Inc.........................  Delaware
West Point Casket Company............................  Delaware
West Point Trade Company, Inc........................  Delaware
York Agency, Inc.....................................  Delaware
York Acquisition Corp................................  Delaware
York Bronze Company..................................  Delaware